Exhibit 99.1

iParty Corp. Reports Agreement to Purchase Two Party City Franchised Stores in Rhode Island

DEDHAM, Mass.—(BUSINESS WIRE)—August 16, 2007—iParty Corp. (AMEX: IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported that it has entered into an Asset Purchase Agreement to purchase two retail stores in Lincoln, Rhode Island and Warwick, Rhode Island, currently operated as Party City franchise stores. The purchase price will be $1,350,000 plus up to $400,000 for associated inventory. The Lincoln store is located in the Lincoln Mall, a regional shopping center located on George Washington Highway in Lincoln, RI. The Warwick store is located in the Cowessett Corner Shopping Center on Quaker Lane in Warwick, RI. The agreement provides for a closing date on or about January 3, 2008.  Both locations will be converted into iParty stores immediately following the closing. The Agreement also provides that the sellers and their affiliates will not compete with iParty in Rhode Island for a period of five years, nor at locations proximate to iParty stores in New England for a period of 3 years, subject to the terms and conditions set forth in the agreement.

In connection with the acquisition of the two retail store locations, the company also announced that it will be closing its existing retail party goods store in North Providence, Rhode Island at the end of that store’s current lease term, which expires in January, 2008.

Sal Perisano, Chairman and CEO of iParty Corp., commented, “Acquiring these two stores is consistent with our stated goal of continuing to seek strategic opportunities in our core New England market.  We will be able to strengthen our presence in Rhode Island and leverage our advertising and administrative costs as we seek to improve our overall company profitability.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about better business terms, future expectations of sales growth, improved gross margins, profitability, the ability to take advantage of business opportunities, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 45 of our 50 stores our located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our  point-of-sale system and our merchandise management system, the latter of which was developed by a vendor who is no longer in business; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; rising oil and gas prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers’ failure to fulfill their obligations to us; the availability of retail store space on reasonable lease terms; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and iParty’s Quarterly Report on Form 10-Q or the period ending June 30, 2007.

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Contact:
iParty Corp.
David Robertson, 781-355-3770
drobertson@iparty.com